Exhibit 4-a(8)

ITALIAN SUPPLEMENT TO THE PLEDGE AGREEMENT
RELATING TO THE AMENDED AND RESTATED INDENTURE

This ITALIAN SUPPLEMENT, dated as of March 3, 2003 (as amended, supplemented or otherwise modified from time to time, the "Italian Supplement") to the PLEDGE AGREEMENT relating to the Indenture (as defined below) dated as of November 13, 2001 (as amended, supplemented or otherwise modified from time to time, the "Pledge Agreement"), is made among MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation (the "Issuer" or the "Pledgor and Guarantor"), CITICORP USA, INC., as collateral agent, (in such capacity, the "Collateral Agent") and custodian, and CITICORP USA, INC. as attorney-in-fact acting in the name and on behalf of the Secured Parties (as defined in the Indenture that is defined below). The Pledge Agreement, as supplemented by this Italian Supplement, shall be referred to herein as this "Agreement". Unless otherwise defined herein or specified herein or amended hereby, capitalized terms used herein which are defined in the Pledge Agreeme nt, or the Indenture, are used herein as therein defined.

WITNESSETH

WHEREAS, the Pledgor and Guarantor and the Collateral Agent are parties to the Pledge Agreement, relating to the Amended and Restated Indenture dated as of December 21, 2001 among the Issuer, Citibank, N.A., as trustee and the Collateral Agent (as amended, supplemented or otherwise modified from time to time, the "Indenture");

WHEREAS, pursuant to that certain pledge agreement dated December 21, 2001 (as amended from time to time, the "Bank Revolver Pledge Agreement"), the pledgors thereunder agreed to pledge and grant to the Collateral Agent a security interest in the Collateral (as therein defined) for the ratable benefit of the secured parties under a revolving credit agreement, dated December 21, 2001, among the Issuer, the lenders party thereto, and Citicorp USA, Inc., as collateral agent and administrative agent (as amended, supplemented or otherwise modified from time to time, the "Bank Revolving Credit Agreement"), pursuant to which the lenders party thereto agreed to provide the Borrower with a revolving credit facility in an initial aggregate principal amount not to exceed U.S.$150,000,000;

WHEREAS, pursuant to that certain amended and restated pledge agreement dated December 21, 2001 (as amended from time to time, the "Reimbursement Pledge Agreement"), the pledgors thereunder agreed to pledge and grant to the Collateral Agent a security interest in the Collateral (as therein defined) for the ratable benefit of the secured parties under a reimbursement agreement, dated December 21, 2001, among the Issuer, the Fund Guarantors (as therein defined) and the Collateral Agent (as amended, supplemented or otherwise modified from time to time, the "Reimbursement Agreement"), pursuant to which the Issuer agreed to reimburse the Fund Guarantors for any and all payments made by the Fund Guarantors under the Guaranty (as therein defined);

WHEREAS, pursuant to that certain pledge agreement dated March 3, 2003 (as amended from time to time, the "Investor Revolver Pledge Agreement") the pledgors thereunder agreed to pledge and grant to the Collateral Agent a security interest in the Collateral (as therein defined) for the ratable benefit of the secured parties under a revolving credit agreement, dated December 5, 2002, among the Issuer, the lenders party thereto and Citicorp USA, Inc., as administrative agent and collateral agent (as amended, supplemented or otherwise modified from time to time, the "Investor Revolving Credit Agreement") pursuant to which the Investor Lenders (as defined therein) have committed to provide the Issuer with a revolving credit facility in an aggregate principal amount not to exceed $35,000,000;

WHEREAS, on March 3, 2003, the Issuer and Citicorp USA, Inc., acting both as collateral agent and as attorney-in-fact for each of the secured parties under the Bank Revolving Credit Agreement, the

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Reimbursement Agreement and the Investor Revolving Credit Agreement, respectively, have entered into, by way of exchange of correspondence, (i) that certain Italian supplement to the Bank Revolver Pledge Agreement (as amended, supplemented or otherwise modified from time to time, the "Bank Revolver Italian Supplement"); (ii) that certain Italian supplement to the Reimbursement Pledge Agreement (as amended, supplemented or otherwise modified from time to time, the "Reimbursement Italian Supplement"); and (iii) that certain Italian supplement to the Investor Revolver Pledge Agreement (as amended, supplemented or otherwise modified from time to time, the "Investor Revolver Italian Supplement") so as to perfect, including under Italian law, a first and a second degree security in terest over 65% of the issued and outstanding voting stock of MEMC Electronic Materials S.p.A. in favor of the respective secured parties thereunder;

WHEREAS, to induce the Holders to purchase the Notes, each of the Issuer, and the Pledgors and Guarantors agreed to secure and guarantee, among other things, all the obligations of the Issuer under the Indenture on a senior subordinated basis as set forth in Article 12 of the Indenture and Article II of the Guarantee Agreement;

WHEREAS, pursuant to the Restructuring Agreement and the Indenture, the Holders have agreed to purchase the Notes upon the terms and subject to the conditions specified therein and in particular subject to the execution and delivery by each of the Pledgors and Guarantors of the Pledge Agreement to secure (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for redemption, retirement, repurchase or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar procee ding, regardless of whether allowed or allowable in such proceeding), of the Issuer and the Pledgors and the Guarantors to the Secured Parties under the Indenture, the Notes and the Security Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Issuer and the Pledgors and Guarantors under or pursuant to the Indenture, the Notes and the Security Documents (all the monetary and other obligations referred to in the preceding clauses (a) and (b) being collectively called the "Indenture Obligations");

WHEREAS, the Issuer, the Pledgors and Guarantors and the Collateral Agent have executed and delivered the Pledge Agreement to grant a security interest, on a senior subordinated basis, for the payment of and performance in full of the Indenture Obligations;

WHEREAS, the Issuer, the Secured Parties and the Collateral Agent desire to supplement and integrate the Pledge Agreement so as to perfect, including under Italian law, the security interest created for the ratable benefit of the Secured Parties over that part of the Collateral owned by the Issuer consisting of No. 42,250,000 ordinary shares of MEMC Electronic Materials S.p.A. (the "Italian Issuer") equal to 65% of the issued and outstanding voting stock of the Italian Issuer (the "Shares") and represented by certificate No. 64 of the Italian Issuer (the "Certificate"); and

WHEREAS, the parties hereto agree that this Agreement will only concern, relate, deal exclusively with the security interest created in accordance with New York law under the Pledge Agreement with respect to that portion of the Collateral consisting of the Shares which are represented by the Certificate.

NOW, THEREFORE, the Pledgor, and Citicorp USA, Inc., as the Collateral Agent and acting also in the name and on behalf of each of the Secured Parties (and each of their respective successors or assigns), hereby agree to supplement and integrate the Pledge Agreement, which will continue to be in

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full force and effect among the parties hereto and thereto, as follows.

On or after the date on which this Italian Supplement shall become effective, solely for purposes under or relating to this Italian Supplement, each reference in this Italian Supplement or the Pledge Agreement to "this Pledge Agreement", "Agreement", "hereunder", "hereof", "herein" or words of like import, shall mean and interpreted to be a reference to this Agreement (as defined in the Preamble hereof).

On or after the date on which this Italian Supplemented shall become effective, solely for purposes under or relating to this Italian Supplement, each reference in this Agreement to "Pledgors and Guarantors", "such Pledgor and Guarantor", "each Pledgor and Guarantor", or words of like import referring to the presence, under the Pledge Agreement, of Pledgors and Guarantors in addition to the Issuer, shall mean and interpreted to be a reference only to the Issuer as the sole pledgor of the Shares, and references to "Collateral" or words of like import shall mean and interpreted to be a reference to the Italian Collateral as defined in this Agreement.

The provisions of this Agreement specifying that the Collateral Agent acts on behalf and/or pursuant to the instructions of the Secured Parties means that the Collateral Agent will act on behalf and /or pursuant to the instructions of the Secured Parties (as defined in the Pledge Agreement) or such number or percentage of the Holders as shall be necessary under the circumstances as provided in Article 10 of the Indenture.

SECTION 1. Pledge.

For any and all purposes solely under this Italian Supplement, Section 1 of the Pledge Agreement shall be deleted in its entirety and replaced with the following text:

"SECTION 1. Pledge.

As security for the payment and performance, as the case may be, in full of the Indenture Obligations, the Pledgor and Guarantor has pledged and granted to the Collateral Agent, its successors and assigns, and has granted to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, among other things, a security interest (the "Pledge") in all of the Pledgor and Guarantor’s following rights and benefits (the "Pledged Rights") (a) the Shares namely, No. 42,250,000 ordinary shares of the Italian Issuer equal to 65% of the voting stock of such company (the "Pledged Interest" or, alternatively, the "Pledged Securities"; both expressions are deemed to include New Shares, as defined in (c) below) par value Euro 0.48, represented by the Certificate; (b) subject to Section 5 hereof, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise di buted, in respect of, in exchange for or upon the conversion of the Pledged Securities; (c) shares or stock of the Italian Issuer issued, accruing or subscribed to after the date hereof or otherwise acquired by the Issuer, including by means affecting the capital stock of the Italian Issuer, in relation to the Shares ("New Shares"); provided that the percentage of voting share capital represented by the Shares pledged herein (including New Shares and whether referred to as "Pledged Interest", "Pledged Securities or "Collateral") shall never exceed 65% of the issued and outstanding voting stock of the Italian Issuer; (d) subject to Section 5 hereof, all rights and privileges of the Pledgor and Guarantor with respect to the Shares and New Shares; and (e) all the proceeds of any of the foregoing (the items referred to in clauses (a) through (e) being collectively referred to as the "Italian Collateral").

Without prejudice to the provisions of the preceding paragraph, the secured obligations namely, the Indenture Obligations, shall include, but not be limited to (a) the total maximum amount, as principal, of the Notes, equal to U.S.$ 50,000,000; (b) all the interest due under the Notes; (c) all the fees, charges

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and all reasonable expenses (including legal and fiscal expenses) payable under the Indenture or the Notes incurred by, and any other sum paid by the Secured Parties or the Collateral Agent in relation to the enforcement of the pledge or the right arising from this Agreement; (d) the payment of any and all sums due or to become due by the Pledgor and Guarantor to the Secured Parties on account of the obligation to redeem the amounts received as unjustified enrichment or for similar cause as a consequence of nullity, voidness or invalidity of the Indenture, the Notes or the Security Documents; (e) the payment of any sum due or to become due, at any time and from time to me, by the Pledgor and Guarantor to the Secured Parties and the Collateral Agent under this Agreement.

To the extent that they have not previously been pledged in favor of the Secured Parties according to this Agreement or otherwise (and without exceeding the 65% limitation referred to in the first paragraph of this Section), the Issuer irrevocably agrees and undertakes to pledge in favor of the Secured Parties (including their successors and assignees as well as additional Holders pursuant to the Indenture, the Notes or the Security Documents), the New Shares, provided that the foregoing shall not be a novation of this Agreement and/or the Pledge. It is understood that the same Pledged Rights and provisions as set forth in this Agreement shall extend to such New Shares, including the Pledgor and Guarantor’s and the Secured Parties’ authorization to the Collateral Agent to act under a conflict of interest or in the situation described in Article 1395 of the Italian Civil Code ("contratto con se stesso").

Any security interest granted hereunder shall be subject to the prior lien and security interest granted under the Revolving Loan Documentation in favor of the Secured Parties (as defined in the Revolving Loan Documentation, the "Senior Secured Parties") as security for the payment or performance, as the case may be, in full of the Revolver Obligations (the "Senior Security Interest").

TO HAVE AND TO HOLD the Italian Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, on behalf of and for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth."

SECTION 2. Delivery of the Collateral

For any and all purposes solely under this Italian Supplement, Section 2 of the Pledge Agreement shall be deleted in its entirety and replaced with the following text:

"SECTION 2. Registration of the Pledge and Custody of the Italian Collateral

Immediately after the execution of this Agreement, the Pledgor and Guarantor shall procure that:

(a) the security interest created under this Agreement be annotated on the back of the Certificate by a Director of the Italian Issuer, substantially in the form indicated in Exhibit A hereto. In this regard, the parties hereto acknowledge that the Certificate is presently in the possession and in the custody, or under the sole control, of the Collateral Agent, which will make it available to a Director of the Italian Issuer so as to permit such annotation to be inscribed on the back of the Certificate;

(b) the security interest created under this Agreement be annotated in the shareholders’ book of the Italian Issuer (the "Shareholders’ Book") substantially in the form indicated in Exhibit B hereto;

(c) a certified copy of the pages of the Shareholders’ Book bearing the annotation referred to in (b) above be delivered to the Collateral Agent.

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The Pledgor and Guarantor and the Secured Parties hereby expressly agree to appoint the Collateral Agent, who accepts, as third party custodian in respect of the Certificate and, generally, the Italian Collateral in accordance with Article 2786, second paragraph, of the Italian Civil Code. The Pledgor and Guarantor and the Secured Parties expressly authorize the Collateral Agent to take any action it deems necessary in good faith in the event it encounters a conflict of interest, or a situation described under Article 1395 of the Italian Civil Code ("contratto con se stesso").

The parties hereto expressly acknowledge and agree that (i) the Collateral Agent - also in its capacity as third party custodian under Article 2786, second paragraph, of the Italian Civil Code - has received and holds the Certificate pursuant to (x) the Reimbursement Pledge Agreement and the related Reimbursement Italian Supplement, (y) the Bank Revolver Pledge Agreement and the related Bank Revolver Italian Supplement and (z) the Investor Revolver Pledge Agreement and the related Investor Revolver Italian Supplement; (ii) during the procurement of the procedure set forth in (a) and (b) above, the Collateral Agent shall maintain exclusive, continuous and uninterrupted possession of the Certificate and the Pledged Rights; (iii) immediately after the completion of the procedure set forth in (a), (b) and (c) above, with the consent of all the parties to the agreements under (i)(x), (i)(y), (i)(z) above, the Collateral Agent shall hold the Certificate and the Pledged Rights under its cus dy also pursuant to this Agreement in the name and on behalf of the Secured Parties.

The Pledgor and Guarantor and each of the Secured Parties, for the purpose of this Agreement, irrevocably grant the Collateral Agent the power to annotate, endorse, inscript or request the annotation, endorsement or inscription on their behalf of the Certificate and the certificates representing the New Shares, if any.

In addition to the foregoing, and in accordance with Section 1, paragraph 1, subsection (c) above, the Pledgor and Guarantor shall procure that the following registration requirements are put in place with regard to New Shares:

a.	the Pledgor and Guarantor, upon issuance of each of the share certificates representing New Shares shall cause the Italian Issuer to annotate the Pledge on the share certificates, with the cooperation of the Collateral Agent, substantially in the form indicated in Exhibit C hereto;

b.	immediately after the completion of the annotation referred to in paragraph a. above, the Pledgor and Guarantor shall cause the Italian Issuer to return to the Collateral Agent the certificates representing New Shares, which will be kept in the custody of the Collateral Agent in accordance with Article 2786, second paragraph of the Italian Civil Code, outside of Italy and in accordance with the provisions of this Agreement;

c.	immediately after the completion of the annotation referred to in a. above, the Pledgor and Guarantor shall cause the Italian Issuer to annotate the Pledge in the Shareholders’ Book, substantially in the form indicated in Exhibit D hereto; and

d.	a certified copy of the pages of the Shareholders’ Book bearing the annotation referred to in c. above be delivered to the Collateral Agent.

In addition to the above, if so requested by the Collateral Agent by means of a written notice substantially in the form indicated in Exhibit G hereto (the “New Secured Party Notice”), the Pledgor and Guarantor shall procure that the Pledge be extended to the benefit of any new secured party in its

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capacity as a new party under the Indenture (the “New Secured Party”). It is understood that the security interest granted in favor of the New Secured Party shall be subject to the existing Senior Security Interest granted under the Bank Loan Documentation, and will be governed by the provisions of this Agreement.

Immediately after the receipt of the New Secured Party Notice:

a.	the Collateral Agent, in such capacity and in the name and on behalf of the Pledgor and Guarantor and the Secured Parties, shall cause the Italian Issuer to annotate the extension of the Pledge to the benefit of the New Secured Party on the Certificate (and on the certificates representing the New Shares, if any) which is held by the Collateral Agent in such capacity and in its capacity as third party custodian under Article 2786, second paragraph, of the Italian Civil Code, substantially in the form indicated in Exhibit E hereto

b.	immediately after the completion of the annotation referred to in paragraph a. above, the Collateral Agent, in such capacity and in the name and on behalf of the Pledgor and the Secured Parties, shall cause the Italian Issuer to annotate the extension of the Pledge to the benefit of the New Secured Party in the Shareholders’ Book, substantially in the form indicated in Exhibit F hereto; and

c.	immediately after the completion of the annotation referred to in b. above, the Collateral Agent, also on behalf of the Pledgor and Guarantor, shall cause the Italian Issuer to deliver to the Collateral Agent a certified copy of the page(s) of the Shareholders’ Book bearing the above mentioned annotation.”

SECTION 3. Representations, Warranties and Covenants

For any and all purposes solely under this Italian Supplement, Section 3 of the Pledge Agreement shall be deleted in its entirety and replaced with the following text:

"SECTION 3. Representations, Warranties and Covenants

The Pledgor and Guarantor hereby represents, warrants and covenants, as to itself and with respect to the Italian Collateral pledged by it hereunder, to and with the Collateral Agent that:

(a) the Pledged Interest represents 65% of the issued and outstanding voting shares of the Italian Issuer;

(b) except for the Senior Security Interest, the lien and security interest granted hereunder, the Pledgor and Guarantor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Shares, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Italian Collateral, other than pursuant hereto, and (iv) subject to Section 5 hereof, will cause any and all Italian Collateral, whether for value paid by the Pledgor and Guarantor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

(c) the Pledgor and Guarantor (i) has the power and authority to pledge the Italian Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein

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against any and all Liens (other than Liens created by the Revolving Loan Documentation and this Agreement) however arising, of all Persons whomsoever;

(d) no consent of any other Person (including stockholders or creditors of the Pledgor and Guarantor) and no consent or approval of any Governmental Authority or any securities exchange other than consents already obtained by the Issuer under the Revolving Loan Documentation was or is necessary to the validity of the Pledge effected hereby;

(e) this Agreement shall, upon completion of the annotation of the Certificate by a Director of the Italian Issuer, as well as upon proper annotation of the Pledge in the Shareholders’ Book, constitute in favor of the Secured Parties a valid and perfected lien upon and security interest in the Pledged Securities as security for the payment and performance of the Indenture Obligations (subject only to the lien and security interest that comprise the Senior Security Interest);

(f) the Pledge effected hereby is effective to vest in the Secured Parties, the rights of the Collateral Agent in the Italian Collateral as set forth herein;

(g) the Pledged Interest has been duly authorized and validly issued and is fully paid and nonassessable;

(h) all information set forth herein relating to the Pledged Interest is accurate and complete in all material respects as of the date hereof; and

(i) the Pledge pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board or any successor thereto as of the date hereof."

 SECTION 4. Registration in Nominee Name; Denominations

For any and all purposes solely under this Italian Supplement, Section 4 of the Pledge Agreement shall be deleted in its entirety.

SECTION 5.  Voting Rights; Dividends and Interest, etc.

For any and all purposes solely under this Italian Supplement, Section 5 of the Pledge Agreement shall be deleted in its entirety and replaced with the following text:

"SECTION 5.  Voting Rights; Dividends and Interest, etc.

(a) Unless and until an Event of Default shall have occurred and be continuing:

(i) The Pledgor and Guarantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Indenture and the other Transaction Documents; provided, however, that the Pledgor and Guarantor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Secured Parties under this Agreement or the Indenture or any other Transaction Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall execute and deliver to the Pledgor and Guarantor, or cause to be executed and delivered to the Pledgor and Guarantor, all such proxies, powers of attorney and other instruments as the Pledgor and Guarantor may reasonably request for the

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purpose of enabling the Pledgor and Guarantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below.

(iii) The Pledgor and Guarantor shall be entitled to receive and retain any and all cash dividends, interest and principal paid on the Pledged Securities to the extent and only to the extent that such cash dividends, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of the Indenture, the Notes, the Security Documents and applicable law. All noncash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the Italian Issuer or received in exchange for Pledged Securiti or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Italian Issuer may be a party or otherwise, shall be and become part of the Italian Collateral, and, if received by the Pledgor and Guarantor, shall not be commingled by the Pledgor and Guarantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Secured Parties and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

(b) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor and Guarantor to dividends, interest or principal that the Pledgor and Guarantor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Secured Parties and, on their behalf, to the Collateral Agent acting, on behalf of the Secured Parties, as their "rappresentante comune", pursuant to Article 2347 of the Italian Civil Code, it being understood that the Secured Parties and the Collateral Agent, as their "rappresentante comune", will have the sole and exclusive right and authority to receive and retain such dividends, interest or principal (subject to the liens and security interest that comprise the Senior Security Interest and in accordance with Section 8 below). All dividends, interest or principal received by the Pledgor and Guarantor contrary to the provisions of this Section 5 shall be held in trust for the benefit of the Secured Parties, shall be segregated from other property or funds of the Pledgor and Guarantor and shall be forthwith delivered to the Collateral Agent, acting on behalf of the Secured Parties, upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent on behalf of the Secured Parties in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 8 below. After all Events of Default have been cured or waived, the Collateral Agent acting on behalf of the Secured Parties shall promptly repay to the Pledgor and Guarantor all cash dividends, interest or principal (without interest), that the Pledgor and Guarantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and which remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor and Guarantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 5, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 5, shall cease, and all such rights shall thereupon become vested in the Secured Parties and, on their behalf, to the Collateral Agent acting on behalf of the Secured Parties as "rappresentante comune", pursuant to Article 2347 of the Italian Civil Code; provided that, unless otherwise directed by the Holders of a majority, by aggregate principal amount, of the Notes, the Collateral Agent shall have

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the right from time to time following and during the continuance of an Event of Default to permit the Pledgor and Guarantor to exercise such rights. After all Events of Default have been cured or waived, the Pledgor and Guar tor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above."

SECTION 6. Remedies upon Default

For any and all purposes solely under this Italian Supplement, after the end of Section 6 of the Pledge Agreement the following text shall be inserted:

"SECTION 6 Remedies upon Default.

Without prejudice to the provisions set forth above, should the Collateral Agent - acting on its own behalf and also on behalf of the Secured Parties and pursuant to their instructions - decide to enforce the Pledge in Italy, it shall sell the Pledged Rights and carry out the enforcement procedure pursuant to Articles 2796, 2797 and 2798 of the Italian Civil Code."

SECTION 8.  Application of Proceeds of Sale

For any and all purposes solely under this Italian Supplement, Section 8 of the Pledge Agreement shall be deleted in its entirety and replaced with the following text:

"SECTION 8.  Application of Proceeds of Sale.

The Collateral Agent shall apply the proceeds of any collection or sale of the Italian Collateral, as well as any Italian Collateral consisting of cash, as follows:

FIRST, to the payment of any Revolver Obligations outstanding, to the extent the Revolving Loan Documentation is in force;

SECOND, to the payment of all costs and reasonable expenses incurred by the Trustee or the Collateral Agent (in its capacity as such hereunder or under any other Transaction Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Indenture Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Transaction Document on behalf of any Pledgor and Guarantor, and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Transaction Document;

THIRD, to the payment in full of the Indenture Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Indenture Obligations owed to them on the date of any such distribution); and

FOURTH, to the Pledgor and Guarantor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Italian Collateral by the Collateral Agent (including pursuant to any authority to sell granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent in the name and on behalf of the

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Secured Parties or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Italian Collateral so sold and such purchaser or purchasers shall have no obligation with respect to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be liable in any way for the misapplication thereof."

SECTION 9. Reimbursement of Collateral Agent.

For any and all purposes solely under this Italian Supplement, Section 9 (a)(ii) and 9(a)(iii) of the Pledge Agreement shall be deleted in its entirety and replaced with the following text:

"(a) ... (ii) the custody or preservation of, or the sale of, collection from, or other realization on behalf of the Secured Parties upon any of the Italian Collateral, (iii) the exercise or enforcement by the Collateral Agent of any of the rights of the Collateral Agent and/or the Secured Parties hereunder (including the Italian registration tax due in order to enforce any Italian Court’s or any agency’s ruling or decision) or (iv) the..."

SECTION 10. Collateral Agent Appointed Attorney-in-Fact.

For any and all purposes solely under this Italian Supplement, Section 10 of the Pledge Agreement shall be deleted in its entirety and replaced with the following text:

"SECTION 10. Collateral Agent Appointed Attorney-in-fact.

The Pledgor hereby appoints the Collateral Agent as its the attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of the Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of the Italian Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Italian Collateral or any thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Italian Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to th e Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. Notwithstanding anything to the contrary under this Agreement, the Collateral Agent shall have, hold and keep in custody the Italian Collateral exclusively for the ratable benefit of the Secured Parties and may not be deemed, under any circumstances, as holding, possessing or keeping in custody the Italian Collateral on behalf of the Pledgor."

SECTION 14. Security Interest Absolute.

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For any and all purposes solely under this Italian Supplement, at the beginning of Section 14 of the Pledge Agreement, after the words "All rights of the Collateral Agent", the following words will be inserted "and of the Secured Parties".

SECTION 15. Termination or Release.

For any and all purposes solely under this Italian Supplement, Section 15 (c) of the Pledge Agreement shall be deleted in its entirety and replaced with the following text:

"(c) In connection with any termination or release pursuant to paragraph (a) or (b) or Section 18 hereof, the Collateral Agent, acting on behalf of and pursuant to the instructions of the Secured Parties, shall endorse or annotate, execute and deliver to the Pledgor and Guarantor, at the Pledgor and Guarantor’s expense, all documents that are necessary under applicable laws in order to effect the termination of the Pledged Rights (including the Certificate and other share certificates representing New Shares, if any) as well as any other document that the Pledgor and Guarantor shall reasonably request to evidence such termination or release, and do all such acts or things as may be necessary or desirable or reasonably requested by the Pledgor and Guarantor to effect, in accordance with applicable laws, the reversion of the Pledged Rights to it. Any execution and delivery of documents pursuant to this Section 15 shall be without recourse to or warranty by the Collateral A gent."

SECTION 18. Binding Effect; Several Agreement; Assignments.

For any and all purposes solely under this Italian Supplement, Section 18 of the Pledge Agreement shall be deleted in its entirety and replaced with the following text:

"SECTION 18. Binding Effect; Several Agreement; Assignments.

Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Pledgor and Guarantor that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns. This Italian Supplement shall become effective once that the Pledgor and Guarantor shall have received from the Collateral Agent an acceptance (executed cover letter from the Collateral Agent and an initialed copy of this Italian Supplement) executed on behalf of the Pledgor and Guarantor and each of the Secured Parties as acceptance of the Pledgor’s proposal (executed cover letter from the Pledgor and an initialed copy of this Italian Supplement) to the Collateral Agent, and the Secured Parties and their respective successors and assigns, and shall inure to the benefit of the Pledgor and Guarantor, the Collateral Agent and the Secured Parties, and th eir respective successors and assigns, except that the Pledgor and Guarantor shall not have the right to assign its rights hereunder or any interest herein or in the Italian Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the other Transaction Documents. The executed proposal or acceptance referred to above received by facsimile transmission shall be effective as delivery of a manually executed acceptance or proposal.

The Secured Parties shall have the right to transfer or otherwise assign the rights and obligations arising out of this Agreement to the benefit of the assignee under Section 2.07 of the Indenture, subject to the procedure set forth below and the relevant provisions of the Indenture and the Transaction Documentation, it being understood that such rights and obligations shall be transferred or assigned only in conjunction with the transfer or assignment of the rights granted pursuant to and the obligations arising out from the Notes and the Transaction Documents. The Pledgor and Guarantor hereby expressly

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and irrevocably consents to such transfer or assignment by any of the Secured Parties. It is understood that the extension of the pledge in favor of the assignee will have the same rank (and shall be subject to the same Liens) as the Pledge in favor of the Secured Party making the transfer or assignment. Upon any transfer or assignment by a Holder of the Notes under the Indenture together with the assignment or the transfer of its rights and obligations under the Indenture, the Collateral Agent, acting on behalf and in the name of the Secured Parties, shall ensure that the annotations referred to in Section 2 are duly made and that the relevant formalities are complied with in accordance with mandatory requirement of Italian law.

In the event of a transfer or assignment by any of the Secured Parties of a Note pursuant to the Indenture together with the assignment or the transfer of its rights and obligations under the Indenture:

(i) the Collateral Agent, in such capacity and in the name and on behalf of the Pledgor and Guarantor, shall cause the Italian Issuer to annotate the transfer of the pledge on the Certificate (and on the certificates representing New Shares, if any), in accordance with Italian law;

(ii) immediately after the completion of the annotation referred to in (i) above, the Collateral Agent, in such capacity and in the name and on behalf of the Pledgor and Guarantor, shall cause the Italian Issuer to annotate the pledge in the Shareholders’ Book of the company, in accordance with Italian law;

(iii) immediately after the completion of the annotation referred to in (ii), the Collateral Agent, in such capacity and in the name and on behalf of the Pledgor and Guarantor shall cause the Italian Issuer to deliver to the Collateral Agent a certified copy of the pages of the Shareholders’ Book of the company evidencing the above mentioned annotation; and

(iv) the Collateral Agent, after completion of the procedure set forth above, shall continue to act as a third party custodian of the Shares (and of New Shares, if any) also to the benefit of the successors or assign of such Secured Party."

SECTION 19. Survival of Agreement; Severability

For any and all purposes solely under this Italian Supplement, Section 19 of the Pledge Agreement shall be deleted in its entirety and replaced with the following text:

"SECTION 19. Survival of Agreement; Severability

"(a)  All covenants, agreements, representations and warranties made by the Pledgor and Guarantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Transaction Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the issuance and delivery to the Holders of the Notes, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as any Indenture Obligation remains unpaid and as long as any Notes are outstanding.

(b) In the event any of the provisions in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). In the event that in any jurisdiction the subordination provisions in this Italian Supplement should be held invalid, illegal of unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected in any manner or

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impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable pro sions."

The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions."

SECTION 21. Counterpart.

For any and all purposes solely under this Italian Supplement, Section 21 of the Pledge Agreement shall be deleted in its entirety.

SECTION 26. Additional Pledgors and Guarantors.

For any and all purposes solely under this Italian Supplement, Section 26 of the Pledge Agreement shall be deleted in its entirety.

IN WITNESS WHEREOF, the parties hereto have duly executed this Italian Supplement as of the day and year first above written.

MEMC ELECTRONIC MATERIALS, INC. As Pledgor By: /s/ James M. Stolze Name: James M. Stloze Title Executive Vice President, Chief Financial Officer

By: /s/ Kenneth L. Young Name: Kenneth L. Young Title: Treasuer

CITICORP USA, INC., as Collateral Agent and custodian By: /s/ Allen Fisher Name: Allen Fisher Title: Director

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For CITIBANK, N.A., as Secured Party By: /s/ Allen Fisher Name: Allen Fisher, attorney-in-fact Title: Director

For CITICORP USA, INC., as Secured Party By: /s/ Allen Fisher Name: Allen Fisher, attorney-in-Fact Title: Director

For TPG WAFER PARTNERS LLC, as Secured Party By: /s/ Allen Fisher Name: Allen Fisher, attorney-in-fact Title: Director

For TPG WAFER MANAGEMENT LLC, as Secured Party By: /s/ Allen Fisher Name: Allen Fisher, attorney-in-fact Title: Director

For TCW/CRESCENT MEZZANINE PARTNERS III, L.P., as Secured Party By: /s/ Allen Fisher Name: Allen Fisher, attorney-in-fact Title: Director

For TCW/CRESCENT MEZZANINE TRUST III, as Secured Party By: /s/ Allen Fisher Name: Allen Fisher, attorney-in-fact Title: Director

For TCW/CRESCENT MEZZANINE PARTNERS III NETHERLANDS, L.P., as Secured Party By: /s/ Allen Fisher Name: Allen Fisher, attorney-in-fact Title: Director

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For GREEN EQUITY INVESTORS III, L.P., as Secured Party By: /s/ Allen Fisher Name: Allen Fisher, attorney-in-fact Title: Director

For GREEN EQUITY INVESTORS SIDE III, L.P., as Secured Party By: /s/ Allen Fisher Name: Allen Fisher, attorney-in-fact Title: Director

EXHIBIT A

Testo della annotazione del pegno da apporre sul Certificato da parte di un amministratore della MEMC Electronic Materials S.p.A.

Si prende e si dà atto che, ai sensi del contratto di pegno di terzo grado (come modificato, in data 3 marzo 2003 dall’accordo denominato Italian Supplement to the Indenture Pledge Agreement e concluso negli Stati Uniti d’America, attraverso scambio di corrispondenza) del 13 novembre2001 (il "Contratto di Pegno") tra MEMC Electronic Materials, Inc., società di diritto statunitense, con sede legale c/o The Corporation Trust Company Corporation Trust Center 1209 Orange Street Wilmington, Delaware, Stati Uniti d’America, in qualità di costituente il pegno, e CITICORP USA, Inc., società di diritto statunitense, con sede legale in 2 Penns Way, Suite 200 New Castle, Delaware, Stati Uniti d’America, e agente in qualità di Collateral Agent (come definito nel Contratto di Pegno), sia in nome proprio sia in nome e per conto dei Creditori Pignoratizi (come di seguito indicati e definiti nel Contratto di Pegno quali Secured Parties), MEMC Ele ctronic Materials, Inc. ha costituito in pegno n. 42.250.000 azioni ordinarie della MEMC Electronic Materials S.p.A. (la "Società") - già costituite in garanzia (e attualmente custodite da Citicorp USA, Inc.) in base (i) ai contratti di pegno di primo grado denominati, ai sensi del Contratto di Pegno, (a) Bank Revolver Pledge Agreement, come modificato dal Bank Revolver Italian Supplement del 3 marzo 2003, e (b) Reimbursement Pledge Agreement, come modificato dal Reimbursement Italian Supplement del 3 marzo 2003, e (ii) del contratto di pegno di secondo grado denominato, ai sensi del Contratto di Pegno, Investor Revolver Pledge Agreement, come modificato dall’Investor Revolver Italian Supplement del 3 marzo 2003, e conclusi tra MEMC

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Electronic Materials, Inc., in qualità di costituente il pegno, Citicorp USA, Inc., in qualità di collateral agent, sia in nome proprio sia in nome e per conto dei rispettivi creditori pignoratizi ivi in dicati (di seguito, collettivamente, i "Creditori Pignoratizi di Grado Anteriore") - rappresentate dal certificato azionario n. 64 (il "Certificato") e corrispondenti, nel complesso, al 65% del capitale sociale della Società, in favore di:

Citibank, N.A., società di diritto statunitense, con sede in 111 Wall Street, 14th Fl. New York, New York, U.S.A.; Citicorp USA, Inc., società di diritto statunitense, con sede in 2 Penns Way, Suite 200 New Castle, Delaware, U.S.A.; TPG Wafer Partners LLC, società di diritto statunitense, c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, U.S.A.; TPG Wafer Management LLC, società di diritto statunitense, c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, U.S.A.; TCW/Crescent Mezzanine Partners III, L.P., limited partnership di diritto statunitense, con sede in 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California, U.S.A.; TCW/Crescent Mezzanine Trust III, statutory business trust di diritto statunitense, con sede in 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California, U.S.A.; TCW/Crescent Mezzanine Partners III Netherlands, L.P. , limited partnership di diritto statunitense, con sede in 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California, U.S.A.; Green Equity Investors III, L.P., limited partnership di diritto statunitense, con sede in 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California, U.S.A.; Green Equity Investors Side III, L.P., limited partnership di diritto statunitense, con sede in 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California, U.S.A. (i "Creditori Pignoratizi")

a garanzia dell’integrale adempimento delle obbligazioni denominate Indenture Obligations (come definite nel Contratto di Pegno), ivi incluse quelle derivanti dallo stesso Contratto di Pegno, dall’ Indenture, dalle Notes e dagli altri Security Documents (come ivi definiti). Ai sensi del Contratto di Pegno, tuttavia, il diritto reale di garanzia di cui alla presente annotazione è a tutti gli effetti subordinato rispetto ai diritti di pegno di grado anteriore costituiti sul Certificato a seguito dei contratti di cui alle precedenti lettere (i) e (ii) a favore dei Creditori Pignoratizi di Grado Anteriore.

I diritti di voto, i diritti amministrativi connessi e il diritto a percepire i dividendi inerenti alle azioni costituite in pegno e rappresentate dal Certificato sono regolati dalla Sezione 5 del Contratto di Pegno.

Si dà atto che, ai sensi del Contratto di Pegno, Citicorp USA, Inc., quale Collateral Agent, riceve il pegno di cui alla presente annotazione e pertanto, oltre a continuare a custodire ininterrottamente il Certificato nell’interesse e per conto dei Creditori Pignoratizi di Grado Anteriore, viene ora a custodire il medesimo anche nell’interesse e per conto dei Creditori Pignoratizi, inclusi i loro successori e aventi causa, nonché delle New Secured Parties (come definite nel Contratto di Pegno).

Si dà altresì atto che, ai sensi del Contratto di Pegno, i Creditori Pignoratizi hanno dato mandato a Citicorp USA, Inc., quale Collateral Agent, a fare quanto necessario affinchè la Società annoti sul Certificato sia il trasferimento del presente pegno di terzo grado a favore di ogni successore o avente causa dei Creditori Pignoratizi sia l’estensione del presente pegno di terzo grado a favore di nuovi soggetti che risultino creditori di MEMC Electronic Materials, Inc. in base a quanto previsto nel Contratto di Pegno (ivi definiti New Secured Parties), in entrambi i casi, con pari grado e diritti rispetto alla garanzia reale costituita a favore dei Creditori Pignoratizi di cui alla presente annotazione.

[Luogo e Data]
_________________________ Un Amministratore

La costituzione in garanzia di cui sopra è stata annotata sul libro soci in data odierna ai sensi del R.D.

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29.3.1942 n. 239.

[Luogo e Data]
_________________________ Un Amministratore

EXHIBIT A

Text of the notation of the pledge to be inscribed on the Certificate by a Director of MEMC Electronic Materials S.p.A.

It is acknowledged that, pursuant to the third degree deed of pledge (as supplemented on March 3 2003 by the Italian Supplement to the Indenture Pledge Agreement executed in the United States of America by way of exchange of correspondence) dated November 13, 2001 (the "Deed of Pledge"), by and between MEMC Electronic Materials, Inc., a company existing under the laws of the United States of America, with registered offices at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, United States of America, as pledgor, and CITICORP USA, Inc., a company existing under the laws of the United States of America, with registered office at 2 Penns Way, Suite 200, New Castle, Delaware, United States of America acting, in its capacity as Collateral Agent (as defined in the Pledge Agreement), in its own name and in the name and on behalf of the Secured Parties (as specified hereinafter and defined in the Pledge Agreement as "Secured Parti es"), MEMC Electronic Materials, Inc. pledged 42,250,000 ordinary shares of MEMC Electronic Materials S.p.A. (the "Company") - already pledged (and currently held in custody by CITICORP USA, Inc.) under (i) the first degree pledge agreements defined, under the Pledge Agreement, (a) Bank Revolver Pledge Agreement, as supplemented by the Bank Revolver Italian Supplement dated March 3, 2003, and (b) Reimbursement Pledge Agreement, as supplemented by the Reimbursement Italian Supplement dated March 3, 2003 and (ii) the second degree pledge agreement defined, under the Pledge Agreement, Investor Revolver Pledge Agreement, as supplemented by the Investor Revolver Italian Supplement, all executed by and between MEMC Electronic Materials, Inc., as pledgor, CITICORP USA, Inc., as Collateral Agent acting in its own name and in the name and on behalf of the respective secured parties named therein (hereinafter collectively, the "Senior Secured Parties") - represented by share certificate no. 64 ( the "Cer tificate") and representing, as a whole, 65% of the share capital of the Company, in favor of:

Citibank N.A., a company existing under the laws of the United States of America, with registered office at 111 Wall Street, 14th Fl. New York, New York, U.S.A.; Citicorp USA, Inc., a company existing under the laws of the United States of America, with registered office at 2 Penns Way, Suite 200, New Castle, Delaware; TPG Wafer Partners LLC, a company existing under the laws of the United States of America, with registered office c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware; TPG Wafer Management LLC, a company existing under the laws of the United States of America, with registered office c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware; TCW/Crescent Mezzanine Partners III, L.P., a limited partnership existing under the laws of the United States of America, with registered office at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California; TCW/Crescent Mezzanine Trust III, a statutory business trust existing under the laws of the United States of America, with registered office at 11100 Santa Monica Blvd., Suite 2000, Los Angeles,

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California; TCW/Crescent Mezzanine Partners III Netherlands, L.P., a limited partnership existing under the laws of the United States of America, with registered office at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California; Green Equity Investors III, L.P., a limited partnership existing under the laws of the United States of America, with registered office at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California; and Green Equity Investors Side III, L.P., a limited partnership existing under the laws of the United States of America, with registered office at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California (the "Secured Parties")

as security for the full payment and performance of the obligations entitled Indenture Obligations (as defined in the Deed of Pledge), including those derived from the same Deed of Pledge, from the Indenture, the Notes and from the other Security Documents (as therein defined). Pursuant to the Deed of Pledge, however, the security interest referred to in this annotation is to all effects subordinated to the senior security interests created in favor of the Senior Secured Parties on the Certificate pursuant to the pledge agreements defined above in (i) and (ii).

The voting rights, the related administrative rights, and the right to receive dividends relating to the pledged shares represented by the Certificate are governed by Section 5 of the Deed of Pledge.

It is acknowledged that, pursuant to the Deed of Pledge, CITICORP USA, Inc, as Collateral Agent, hereby receives the pledge referred to in this annotation, and thus, in addition to maintaining the uninterrupted custody of the Certificate on behalf of and in the interest of the Senior Secured Parties, it now starts to hold the Certificate in custody also in the interest and on behalf of the Secured Parties, including their successors and assignees, as well as for the New Secured Parties (as defined in the Deed of Pledge).

It is also acknowledged that, pursuant to the Deed of Pledge, the Secured Parties instructed CITICORP USA, Inc., as Collateral Agent, to take all necessary steps to have the Company annotating on the Certificate both the transfer of this third degree pledge in favor of each successor or assignee of the Secured Parties, and the extension of this third degree pledge for the benefit of any new party who may become a creditor of MEMC Electronic Materials, Inc., pursuant to the Deed of Pledge (defined therein as "New Secured Parties"), in either case pari passu with and with the same rights deriving from the security interest hereby created in favor of the Secured Parties.

[Place and Date]
_________________________ Director

The above creation of a security interest is inscribed in the shareholders’ book on today’s date pursuant to Royal Degree 29.3.1942 No. 239.

[Place and Date]
_________________________ Director

EXHIBIT B

Testo dell’annotazione del pegno da apporre sul libro soci della

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MEMC Electronic Materials S.p.A.

Si prende e si dà atto che, ai sensi del contratto di pegno di terzo grado (come modificato, in data 3 marzo 2003, dall’accordo denominato Italian Supplement to the Indenture Pledge Agreement concluso negli Stati Uniti d’America, attraverso scambio di corrispondenza) del 13 novembre2001 (il "Contratto di Pegno") tra il socio unico MEMC Electronic Materials, Inc., società di diritto statunitense, con sede legale c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, Stati Uniti d’America, in qualità di costituente il pegno, e CITICORP USA, INC., società di diritto statunitense, con sede legale a 2 Penns Way, Suite 200 New Castle, Delaware, Stati Uniti d’America, e agente in qualità di Collateral Agent (come definito nel Contratto di Pegno), sia in nome proprio sia in nome e per conto dei Creditori Pignoratizi (come di seguito indicati e definiti nel Contratto di Pegno quali Secured Parties), MEMC Electronic Materials, Inc. ha costituito in pegno n. 42.250.000 azioni ordinarie della Società - già costituite in garanzia (e attualmente custodite da Citicorp USA, Inc.) in base (i) ai contratti di pegno di primo grado denominati, ai sensi del Contratto di Pegno, (a) Bank Revolver Pledge Agreement, come modificato dal Bank Revolver Italian Supplement del 3 marzo 2003, e (b) Reimbursement Pledge Agreement, come modificato dal Reimbursement Italian Supplement del 3 marzo 2003 e (ii) al contratto di pegno di secondo grado denominato, ai sensi del Contratto di Pegno, Investor Revolver Pledge Agreement, come modificato dall’Investor Revolver Italian Supplement del 3 marzo 2003, conclusi tra MEMC Electronic Materials, Inc., in qualità di costituente il pegno, Citicorp USA, Inc., in qualità di collateral agent, sia in nome proprio sia in nome e per conto dei rispettivi creditori pignoratizi ivi indicati (di seguito, collettivame nte, i "Creditori Pignoratizi di Grado Anteriore") - rappresentate dal certificato azionario n. 64 (il "Certificato") e corrispondenti, nel complesso, al 65% del capitale sociale della Società, in favore di:

Citibank, N.A., società di diritto statunitense, con sede in 111 Wall Street, 14th Fl. New York, New York, U.S.A.; Citicorp USA, Inc., società di diritto statunitense, con sede in 2 Penns Way, Suite 200 New Castle, Delaware, U.S.A.; TPG Wafer Partners LLC, società di diritto statunitense, c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, U.S.A.; TPG Wafer Management LLC, società di diritto statunitense, c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, U.S.A.; TCW/Crescent Mezzanine Partners III, L.P., limited partnership di diritto statunitense, con sede in 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California, U.S.A.; TCW/Crescent Mezzanine Trust III, statutory business trust di diritto statunitense, con sede in 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California, U.S.A.; TCW/Crescent Mezzanine Partners III Netherlands, L.P. , limited partnership di diritto statunitense, con sede in 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California, U.S.A.; Green Equity Investors III, L.P., limited partnership di diritto statunitense, con sede in 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California, U.S.A.; Green Equity Investors Side III, L.P., limited partnership di diritto statunitense, con sede in 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California, U.S.A. (i "Creditori Pignoratizi")

a garanzia dell’integrale adempimento delle obbligazioni denominate Indenture Obligations (come definite nel Contratto di Pegno), ivi incluse quelle derivanti dallo stesso Contratto di Pegno, dall’ Indenture, dalle Notes e dagli altri Security Documents (come ivi definiti). Ai sensi del Contratto di Pegno, tuttavia, il diritto reale di garanzia di cui alla presente annotazione è a tutti gli effetti subordinato rispetto ai diritti di pegno di grado anteriore costituiti sul Certificato a seguito dei contratti di cui alle precedenti lettere (i) e (ii) a favore dei Creditori Pignoratizi di Grado Anteriore.

I diritti di voto, i diritti amministrativi connessi e il diritto a percepire i dividendi inerenti alle azioni costituite in pegno e rappresentate dal Certificato sono regolati dalla Sezione 5 del Contratto di Pegno.

Si dà atto che, ai sensi del Contratto di Pegno, Citicorp USA, Inc., quale Collateral Agent, riceve il

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pegno di cui alla presente annotazione e pertanto, oltre a continuare a custodire ininterrottamente il Certificato nell’interesse e per conto dei Creditori Pignoratizi di Grado Anteriore, viene ora a detenere il medesimo anche nell’interesse e per conto dei Creditori Pignoratizi, inclusi i loro successori e aventi causa, nonché delle New Secured Parties (come definite nel Contratto di Pegno).

Si dà altresì atto che, ai sensi del Contratto di Pegno, i Creditori Pignoratizi hanno dato mandato a Citicorp USA, Inc., quale Collateral Agent, a fare quanto necessario affinché la Società annoti sul Certificato, sia il trasferimento del presente pegno di terzo grado a favore di ogni successore o avente causa dei Creditori Pignoratizi sia l’estensione del presente pegno di terzo grado a favore di nuovi soggetti che risultino creditori di MEMC Electronic Materials, Inc. in base a quanto previsto nel Contratto di Pegno (ivi definiti quali New Secured Parties), in entrambi i casi, con pari grado e diritti rispetto alla garanzia reale costituita a favore dei Creditori Pignoratizi di cui alla presente annotazione.

[Luogo e Data]
_________________________ Un Amministratore

EXHIBIT B

Text of the notation of the pledge to be inscribed on the shareholders’ book of MEMC Electronic Materials S.p.A.

It is acknowledged that, pursuant to the third degree deed of pledge (as amended on March 3, 2003 by the Italian Supplement to the Indenture Pledge Agreement executed in the United States of America by way of exchange of correspondence) dated November 13, 2001 (the "Deed of Pledge"), by and between the sole shareholder MEMC Electronic Materials, Inc., a company existing under the laws of the United States of America, with registered office c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, United States of America, as pledgor, and CITICORP USA, Inc., a company existing under the laws of the United States of America, with registered office at 2 Penns Way, Suite 200 New Castle, Delaware, United States of America, and acting as Collateral Agent (as defined in the Pledge Agreement), in its own name and in the name and on behalf of the Secured Parties (as specified hereinafter and defined in the Pledge Agreement as Secured Parties), MEMC E lectronic Materials, Inc. pledged 42,250,000 ordinary shares of the Company - already pledged (currently kept in custody by CITICORP USA, Inc.) pursuant to (i) the first degree pledge agreements defined, under the Deed of Pledge, (a) Bank Revolver Pledge Agreement, as supplemented by the Bank Revolver Italian Supplement dated March 3, 2003; and (b) Reimbursement Pledge Agreement, as supplemented by the Reimbursement Italian Supplement dated March 3, 2003 and (ii) the second degree pledge agreement defined, under the Deed of Pledge, Investor Revolver Pledge Agreement, as supplemented by the Investor Revolver Italian Supplement dated 3 March, 2003 and all executed by and between MEMC Electronic Materials, Inc., as pledgor, CITICORP USA, Inc., as collateral agent acting in its own name and in the name and on behalf of the respective secured parties named therein (hereinafter, collectively, the "Senior Secured Parties"), - represented by share certificate no. 64 ( the "Certificate") and representing, as a whole, 65% of the share capital of the Company, for the benefit of:

Citibank N.A., a company existing under the laws of the United States of America, with registered office at 111 Wall Street, 14th Fl. New York, New York, U.S.A.; Citicorp USA, Inc., a company

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existing under the laws of the United States of America, with registered office at 2 Penns Way, Suite 200, New Castle, Delaware; TPG Wafer Partners LLC, a company existing under the laws of the United States of America, with registered office c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware; TPG Wafer Management LLC, a company existing under the laws of the United States of America, with registered office c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware; TCW/Crescent Mezzanine Partners III, L.P., a limited partnership existing under the laws of the United States of America, with registered office at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California; TCW/Crescent Mezzanine Trust III , a statutory business trust existing under the laws of the United States of America, with registered office at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California; TCW/Crescent Mezzanine Partners III Netherlands, L.P., a limited partnership existing under the laws of the United States of America, with registered office at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California; Green Equity Investors III, L.P., a limited partnership existing under the laws of the United States of America, with registered office at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California; and Green Equity Investors Side III, L.P., a limited partnership existing under the laws of the United States of America, with registered office at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California (the "Secured Parties")

as security for the full payment and performance of the obligations entitled Indenture Obligations (as defined in the Deed of Pledge), including those derived from the same Deed of Pledge, from the Indenture, the Notes and from the other Security Documents (as therein defined). Pursuant to the Deed of Pledge, however, the security interest referred to in this notation is to all effects subordinated to the senior security interests created in favor of the Senior Secured Parties on the Certificate pursuant to the pledge agreements defined above in (i) and (ii).

The voting rights, the related administrative rights, and the right to receive dividends relating to the pledged shares represented by the Certificate are governed by Section 5 of the Deed of Pledge.

It is acknowledged that according to the Deed of Pledge, CITICORP USA, Inc., as Collateral Agent, hereby receives the pledge referred to in this annotation, and thus, in addition to maintaining the uninterrupted custody of the Certificate on behalf of and in the interest of the Senior Secured Parties, it now starts to hold the Certificate in custody also in the interest and on behalf of the Secured Parties, including their successors and assignees, as well as for the New Secured Parties (as defined in the Deed of Pledge).

It is also acknowledged that, pursuant to the Deed of Pledge, the Secured Parties instructed CITICORP USA, Inc., as Collateral Agent, to take all necessary steps to have the Company annotating on the Certificate both the transfer of this third degree pledge in favor of each successor or assignee of the Secured Parties, and the extension of this third degree pledge for the benefit of any new party who may become a creditor of MEMC Electronic Materials, Inc., pursuant to the Deed of Pledge (defined therein as "New Secured Parties"), in either case pari passu with and with the same rights attached to the security interest granted hereby in favor of the Secured Parties.

[Place and Date]
_________________________ Director

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EXHIBIT C

 Testo dell’annotazione del pegno da apporre, al momento delle loro emissione, da parte di un Amministratore sui certificati rappresentativi delle Nuove Azioni della MEMC Electronic Materials S.p.A.

Si prende e si dà atto che, ai sensi delle Sezioni 1 e 2 del contratto di pegno di terzo grado (come modificato, in data 3 marzo 2003 dall’accordo denominato Italian Supplement to the Indenture Pledge Agreement concluso negli Stati Uniti d’America attraverso scambio di corrispondenza) del 13 novembre2001 (il "Contratto di Pegno") tra MEMC Electronic Materials, Inc., società di diritto statunitense, con sede legale c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, Stati Uniti d’America, in qualità di costituente il pegno, e CITICORP USA, Inc., società di diritto statunitense, con sede legale in 2 Penns Way, Suite 200 New Castle, Delaware, Stati Uniti d’America, e agente in qualità di Collateral Agent (come definito nel Contratto di Pegno), sia in nome proprio sia in nome e per conto dei Creditori Pignoratizi (come di seguito indicati e definiti nel Contratto di Pegno quali Secured Pa rties), le n. [ ] azioni della MEMC Electronic Materials S.p.A. (la "Società") rappresentate dal presente certificato azionario n. [ ] (rispettivamente, le "Nuove Azioni" ovvero le New Shares, come definite nel Contratto di Pegno, e il "Nuovo Certificato") - già costituite in garanzia ai sensi (i) dei contratti di pegno di primo grado denominati, ai sensi del Contratto di Pegno, (a) Bank Revolver Pledge Agreement, come modificato dal Bank Revolver Italian Supplement del 3 marzo 2003, e (b) Reimbursement Pledge Agreement, come modificato dal Reimbursement Italian Supplement del 3 marzo 2003, e (ii) del contratto di pegno di secondo grado denominato, ai sensi del Contratto di Pegno, Investor Revolving Pledge Agreement, come modificato dall’Investor Revolver Italian Supplement del 3 marzo 2003, conclusi tra MEMC Electronic Materials, Inc., in qualità di costituente il pegno, Citicorp USA, Inc., in qualità di collateral agent sia in nome proprio sia in nome e per conto dei rispettivi creditori pignoratizi ivi indicati (di seguito, collettivamente, i "Creditori Pignoratizi di Grado Anteriore") - sono costituite in pegno dall’azionista MEMC Electronic Materials, Inc., in favore di:

Citibank, N.A., società di diritto statunitense, con sede in 111 Wall Street, 14th Fl. New York, New York, U.S.A.; Citicorp USA, Inc., società di diritto statunitense, con sede in 2 Penns Way, Suite 200 New Castle, Delaware, U.S.A.; TPG Wafer Partners LLC, società di diritto statunitense, c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, U.S.A.; TPG Wafer Management LLC, società di diritto statunitense, c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, U.S.A.; TCW/Crescent Mezzanine Partners III, L.P., limited partnership di diritto statunitense, con sede in 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California, U.S.A.; TCW/Crescent Mezzanine Trust III, statutory business trust di diritto statunitense, con sede in 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California, U.S.A.; TCW/Crescent Mezzanine Partners III Netherlands, L.P. , limited partnership di diritto statunitense, con sede in 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California, U.S.A.; Green Equity Investors III, L.P., limited partnership di diritto statunitense, con sede in 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California, U.S.A.; Green Equity Investors Side III, L.P., limited partnership di diritto statunitense, con sede in 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California, U.S.A. (i "Creditori Pignoratizi")

a garanzia dell’integrale adempimento delle obbligazioni denominate Indenture Obligations (come definite nel Contratto di Pegno), ivi incluse quelle derivanti dallo stesso Contratto di Pegno, dall’ Indenture, dalle Notes e dagli altri Security Documents (come ivi definiti). Ai sensi del Contratto di Pegno, tuttavia, il diritto reale di garanzia di cui alla presente annotazione è a tutti gli effetti subordinato rispetto ai diritti di pegno di grado anteriore costituiti sul Nuovo Certificato a seguito dei contratti di cui alle precedenti lettere (i) e (ii) a favore dei Creditori Pignoratizi di Grado Anteriore.

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I diritti di voto, i diritti amministrativi connessi e il diritto a percepire i dividendi inerenti alle Nuove Azioni costituite in pegno e rappresentate dal Nuovo Certificato sono regolati dalla Sezione 5 del Contratto di Pegno.

Si dà atto che, ai sensi del Contratto di Pegno, Citicorp USA, Inc., quale Collateral Agent, riceve il pegno di cui alla presente annotazione e pertanto oltre a continuare a custodire ininterrottamente il Nuovo Certificato nell’interesse e per conto dei Creditori Pignoratizi di Grado Anteriore, viene ora a detenere il medesimo anche nell’interesse e per conto dei Creditori Pignoratizi, inclusi i loro successori e aventi causa, nonché delle New Secured Parties (come definite nel Contratto di Pegno).

Si dà altresì atto che, ai sensi del Contratto di Pegno, i Creditori Pignoratizi hanno dato mandato a Citicorp USA, Inc., quale Collateral Agent, a fare quanto necessario affinchè la Società annoti sul Nuovo Certificato sia il trasferimento del presente pegno di terzo grado a favore di ogni successore o avente causa dei Creditori Pignoratizi sia l’estensione del presente pegno di terzo grado a favore di nuovi soggetti che risultino creditori di MEMC Electronic Materials, Inc. in base a quanto previsto nel Contratto di Pegno (ivi definiti New Secured Parties), in entrambi i casi, con pari grado e diritti rispetto alla garanzia reale costituita a favore dei Creditori Pignoratizi di cui alla presente annotazione.

[Luogo e Data]
_________________________ Un Amministratore

La costituzione in garanzia di cui sopra è stata annotata sul libro soci in data odierna ai sensi del R.D. 29.3.1942 n. 239.

[Luogo e Data]
_________________________ Un Amministratore

EXHIBIT C

Text of the notation of the pledge to be inscribed, upon issuance, on the certificates representing the New Shares by a Director of MEMC Electronic Materials S.p.A.

It is acknowledged that, pursuant to Sections 1 and 2 the third degree deed of pledge (as amended on March 3, 2003 by the Italian Supplement to the Indenture Pledge Agreement executed in the United States of America by way of exchange of correspondence) dated November 13, 2001 (the "Deed of Pledge"), by and between MEMC Electronic Materials, Inc., a company existing under the laws of the United States of America, with registered office c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, United States of America, as pledgor, and CITICORP USA, Inc., a company existing under the laws of the United States of America, with registered office at 2 Penns Way, Suite 200, New Castle, Delaware, United States of America, and acting as Collateral Agent (as defined in the Deed of Pledge), in its own name and in the name and on behalf of the Secured Parties (specified hereinafter and defined in the Deed of Pledge as "Secured Parties"), the shares of MEMC Electronic Materials S.p.A. (the "Company") represented by this share certificate No. [] (respectively, the "New Shares", as defined in the Deed of Pledge, and the "New

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Certificate") - already pledged pursuant to (i) the first degree pledge agreements defined under the Deed of Pledge, (a) Bank Revolver Pledge Agreement, as supplemented by the Bank Revolver Italian Supplement dated March 3, 2003 and (b) Reimbursement Pledge Agreement, as supplemented by the Reimbursement Italian Supplement dated March 3, 2003, and (ii) the second degree pledge agreement defined, under the Deed of Pledge, Investor Revolver Pledge Agreement, as supplemented by the Investor Revolver Italian Supplement dated March 3, 2003 all executed by and between MEMC Electronic Materials, Inc., as pledgor, CITICORP USA, Inc., as collateral agent acting in its own name and in the name and on behalf of the secured parties named therein (hereinafter collectively, the "Senior Secured Parties"),- are hereby pledged by MEMC Electronic Materials, Inc., for the benefit of:

Citibank N.A., a company existing under the laws of the United States of America, with registered office at 111 Wall Street, 14th Fl. New York, New York, U.S.A.; Citicorp USA, Inc., a company existing under the laws of the United States of America, with registered office at 2 Penns Way, Suite 200, New Castle, Delaware; TPG Wafer Partners LLC, a company existing under the laws of the United States of America, with registered office c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware; TPG Wafer Management LLC, a company existing under the laws of the United States of America, with registered office c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware; TCW/Crescent Mezzanine Partners III, L.P., a limited partnership existing under the laws of the United States of America, with registered office at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California; TCW/Crescent Mezzanine Trust III, a statutory business trust existing under the laws of the United States of America, with registered office at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California; TCW/Crescent Mezzanine Partners III Netherlands, L.P., a limited partnership existing under the laws of the United States of America, with registered office at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California; Green Equity Investors III, L.P., a limited partnership existing under the laws of the United States of America, with registered office at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California; and Green Equity Investors Side III, L.P., a limited partnership existing under the laws of the United States of America, with registered office at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California (the "Secured Parties")

as security for the full payment and performance of the obligations entitled Indenture Obligations (as defined in the Deed of Pledge), including those derived from the same Deed of Pledge, from the Indenture, the Notes and from the other Security Documents (as therein defined). Pursuant to the Deed of Pledge, however, the security interest referred to in this notation is to all effects subordinated to the senior security interests created in favor of the Senior Secured Parties on the New Certificate according to the pledge agreements defined above in (i) and (ii).

The voting rights, the related administrative rights, and the right to receive dividends relating to the pledged New Shares and represented by the New Certificate are governed by Section 5 of the Deed of Pledge.

It is acknowledged that pursuant to the Deed of Pledge, CITICORP USA, Inc., as Collateral Agent, hereby receives the pledge referred to in this annotation, and thus, in addition to maintaining the uninterrupted custody of the New Certificate on behalf of and in the interest of the Senior Secured Parties, it now starts to hold the New Certificate in custody also for the interest and on behalf of the Secured Parties, including their successors and assignees, as well as for the New Secured Parties (as defined in the Deed of Pledge).

It is also acknowledged that, pursuant to the Deed of Pledge, the Secured Parties instructed CITICORP USA, Inc., as Collateral Agent, to take all necessary steps to have the Company inscribing on the New Certificate both the transfer of this third degree pledge in favor of each successor or assignee of the

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Secured Parties, and the extension of this third degree pledge for the benefit of any new party who may become a creditor of MEMC Electronic Materials, Inc., pursuant to the Deed of Pledge (defined therein as "New Secured Parties"), in either case pari passu with and with the same rights attached to the security interest granted hereby in favor of the Secured Parties.

[Place and Date]
_________________________ Director

The above creation of a security interest is inscribed in the shareholders’ book on today’s date pursuant to Royal Degree 29.3.1942 No. 239.

[Place and Date]
_________________________ Director

EXHIBIT D

Testo dell’annotazione del pegno sulle Nuove Azioni da apporre sul libro soci della MEMC Electronic Materials S.p.A.

Si prende e si dà atto che, ai sensi delle Sezioni 1 e 2 del contratto di pegno di terzo grado (come modificato, in data 3 marzo 2003, dall’accordo denominato Italian Supplement to the Indenture Pledge Agreement concluso negli Stati Uniti d’America attraverso scambio di corrispondenza) del 13 novembre2001 (il "Contratto di Pegno") tra il socio unico MEMC Electronic Materials, Inc., società di diritto statunitense, con sede legale c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, Stati Uniti d’America, in qualità di costituente il pegno, e CITICORP USA, Inc., società di diritto statunitense, con sede legale a 2 Penns Way, Suite 200, New Castle, Delaware, Stati Uniti d’America, e agente in qualità di Collateral Agent (come definito nel Contratto di Pegno), sia in nome proprio sia in nome e per conto dei Creditori Pignoratizi (come di seguito indicati e definiti nel Contratto di Pegno qua li Secured Parties), le n. [ ] azioni della Società rappresentate dal presente certificato azionario n. [ ] (rispettivamente le "Nuove Azioni" ovvero le New Shares, come definite nel Contratto di Pegno, ed il "Nuovo Certificato") - già costituite in garanzia a favore dei creditori pignoratizi in base (i) ai contratti di pegno di primo grado denominati, ai sensi del Contratto di Pegno, (a) Bank Revolver Pledge Agreement, come modificato dal Bank Revolver Italian Supplement del 3 marzo 2003 e (b) Reimbursement Pledge Agreement, come modificato dal Reimbursement Italian Supplement del 3 marzo 2003, e (ii) al contratto di pegno di secondo grado denominato, ai sensi del Contratto di Pegno, Investor Revolving Pledge Agreement, come modificato dall’Investor Revolver Italian Supplement del 3 marzo 2003 conclusi tra MEMC Electronic Materials, Inc., in qualità di costituente il pegno, Citicorp USA, Inc., in qualità di collateral age nt sia in nome proprio sia in nome e per conto dei rispettivi creditori pignoratizi ivi indicati (di seguito, collettivamente, i "Creditori Pignoratizi di Grado Anteriore") - sono costituite in pegno dall’azionista MEMC Electronic Materials, Inc., in favore di:

Citibank, N.A., società di diritto statunitense, con sede in 111 Wall Street, 14th Fl. New

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York, New York, U.S.A.; Citicorp USA, Inc., società di diritto statunitense, con sede in 2 Penns Way, Suite 200 New Castle, Delaware, U.S.A.; TPG Wafer Partners LLC, società di diritto statunitense, c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, U.S.A.; TPG Wafer Management LLC, società di diritto statunitense, c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, U.S.A.; TCW/Crescent Mezzanine Partners III, L.P., limited partnership di diritto statunitense, con sede in 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California, U.S.A.; TCW/Crescent Mezzanine Trust III, statutory business trust di diritto statunitense, con sede in 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California, U.S.A.; TCW/Crescent Mezzanine Partners III Netherlands, L.P. , limited partnership di diritto statunitense, con sede in 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California, U.S.A.; Green Equity Investors III, L.P., limited partnership di diritto statunitense, con sede in 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California, U.S.A.; Green Equity Investors Side III, L.P., limited partnership di diritto statunitense, con sede in 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California, U.S.A. (i "Creditori Pignoratizi")

a garanzia dell’integrale adempimento delle obbligazioni denominate Indenture Obligations (come definite nel Contratto di Pegno), ivi incluse quelle derivanti dallo stesso Contratto di Pegno, dall’ Indenture, dalle Notes e dagli altri Security Documents (come ivi definiti). Ai sensi del Contratto di Pegno, tuttavia, il diritto reale di garanzia di cui alla presente annotazione è a tutti gli effetti subordinato rispetto ai diritti di pegno di grado anteriore costituiti sul Nuovo Certificato a seguito dei contratti di cui alle precedenti lettere (i) e (ii) a favore dei Creditori Pignoratizi di Grado Anteriore.

I diritti di voto, i diritti amministrativi connessi e il diritto a percepire i dividendi inerenti alle Nuove Azioni costituite in pegno e rappresentate dal Nuovo Certificato sono regolati dalla Sezione 5 del Contratto di Pegno.

Si dà atto che, ai sensi del Contratto di Pegno, Citicorp USA, Inc., quale Collateral Agent, riceve il pegno di cui alla presente annotazione e pertanto oltre a continuare a custodire ininterrottamente il Nuovo Certificato nell’interesse e per conto dei Creditori Pignoratizi di Grado Anteriore, viene ora a detenere il medesimo anche nell’interesse e per conto dei Creditori Pignoratizi, inclusi i loro successori e aventi causa, nonché delle New Secured Parties (come definite nel Contratto di Pegno).

Si dà altresì atto che, ai sensi del Contratto di Pegno, i Creditori Pignoratizi hanno dato mandato a Citicorp USA, Inc., quale Collateral Agent, a fare quanto necessario affinchè la Società annoti sul Nuovo Certificato sia il trasferimento del presente pegno di terzo grado a favore di ogni successore o avente causa dei Creditori Pignoratizi sia l’estensione del presente pegno di terzo grado a favore di nuovi soggetti che risultino creditori di MEMC Electronic Materials, Inc. in base a quanto previsto nel Contratto di Pegno (ivi definiti New Secured Parties), in entrambi i casi, con pari grado e diritti rispetto alla garanzia reale costituita a favore dei Creditori Pignoratizi di cui alla presente annotazione.

[Luogo e Data]
_________________________ Un Amministratore

EXHIBIT D

Text of the notation of the pledge on the New Shares to be inscribed on shareholders’ book of MEMC Electronic Materials S.p.A.

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It is acknowledged that, pursuant to Sections 1 and 2 of the third degree deed of pledge (as amended on March 3, 2003 by the Italian Supplement to the Indenture Pledge Agreement executed in the United States of America by way of exchange of correspondence) dated November 13, 2001 (the "Deed of Pledge"), by and between the sole shareholder MEMC Electronic Materials, Inc., a company existing under the laws of the United States of America, with registered office c/o Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, United States of America, as pledgor, and CITICORP USA, Inc., a company existing under the laws of the United States of America, with registered office at 2 Penns Way, Suite 200 New Castle, Delaware, United States of America, as Collateral Agent (as defined in the Deed of Pledge), acting in its own name and in the name and on behalf of the Secured Parties (as specified hereinafter and defined in the Deed of Pledge as "Secured Parties "), the shares of the Company represented by this share certificate No. [] (respectively, the "New Shares", as defined in the Deed of Pledge, and the "New Certificate") - already pledged pursuant to (i) the first degree pledge agreements defined under the Deed of Pledge, (a) Bank Revolver Pledge Agreement, as supplemented by the Bank Revolver Italian Supplement dated March 3, 2003 and (b) Reimbursement Pledge Agreement, as supplemented by the Reimbursement Italian Supplement dated March 3, 2003 and, (ii) the second degree pledge agreement defined, under the Deed of Pledge, Investor Revolver Pledge Agreement, as supplemented by the Investor Revolver Italian Supplement dated March 3, 2003, all executed by and between MEMC Electronic Materials, Inc., as pledgor, CITICORP USA, Inc., as collateral agent acting in its own name and in the name and on behalf of the respective secured parties named therein (hereinafter, collectively, the "Senior Secured Parties"), - are hereby pledged by the sole shareholder MEMC Ele ctronic Materials, Inc., for the benefit of:

Citibank N.A., a company existing under the laws of the United States of America, with registered office at 111 Wall Street, 14th Fl. New York, New York, U.S.A.; Citicorp USA, Inc., a company existing under the laws of the United States of America, with registered office at 2 Penns Way, Suite 200, New Castle, Delaware; TPG Wafer Partners LLC, a company existing under the laws of the United States of America, with registered office c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware; TPG Wafer Management LLC, a company existing under the laws of the United States of America, with registered office c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware; TCW/Crescent Mezzanine Partners III, L.P., a limited partnership existing under the laws of the United States of America, with registered office at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California; TCW/Crescent Mezzanine Trust III, a statutory business trust existing under the laws of the United States of America, with registered office at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California; TCW/Crescent Mezzanine Partners III Netherlands, L.P.,a limited partnership existing under the laws of the United States of America, with registered office at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California; Green Equity Investors III, L.P., a limited partnership existing under the laws of the United States of America, with registered office at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California; and Green Equity Investors Side III, L.P., a limited partnership existing under the laws of the United States of America, with registered office at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California (the "Secured Parties")

as security for the full payment or performance of the obligations entitled Indenture Obligations (as defined in the Deed of Pledge), including those derived from the same Deed of Pledge, from the Indenture, the Notes and from the other Security Documents (as therein defined). According to the terms of the Deed of Pledge, however, the security interest referred to in this notation is to all effects subordinated to the senior security interests created in favor of the Senior Secured Parties on the New Certificate pursuant to the pledge agreements defined above in (i) and (ii).

The voting rights, the related administrative rights, and the right to receive dividends relating to the pledges New Shares represented by the New Certificate are governed by Section 5 of the Deed of

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Pledge.

It is also acknowledged that according to the Deed of Pledge, CITICORP USA, Inc, as Collateral Agent, hereby receives the pledge referred to in this annotation, and thus, in addition to maintaining the uninterrupted custody of the New Certificate on behalf of and in the interest of the Senior Secured Parties, it now starts to hold the New Certificate in custody also in the interest and on behalf of the Secured Parties, including their successors and assignees, as well as for the New Secured Parties (as defined in the Deed of Pledge).

It is also acknowledged that, pursuant to the terms of the Deed of Pledge, the Secured Parties instructed CITICORP USA, Inc., as Collateral Agent, to take all necessary steps to have the Company inscribing on the New Certificate both the transfer of this third degree pledge in favor of each successor or assignee of the Secured Parties, and the extension of this third degree pledge for the benefit of any new party who may become a creditor of MEMC Electronic Materials, Inc., as set out in the Deed of Pledge (defined therein as "New Secured Parties"), in either case pari passu with and with the same rights as the security interest granted hereby in favor of the Secured Parties.

[Place and Date]
_________________________ Director

EXHIBIT E

Testo dell’annotazione del pegno a favore di Nuovi Creditori Pignoratizi da apporre da parte di un Amministratore sui certificati azionari della MEMC Electronic Materials S.p.A.

Si prende e si dà atto che, su richiesta di CITICORP USA, Inc., società di diritto statunitense, con sede legale a 2 Penns Way, Suite 200 New Castle, Delaware, Stati Uniti d’America, ed agente anche in nome e per conto di [inserire la denominazione sociale del Nuovo Creditore Pignoratizio], società di diritto [ ], con sede legale in [ ], ai sensi della Sezione 2 del contratto di pegno di terzo grado (come modificato, in data 3 marzo 2003, dall’accordo denominato Italian Supplement to the Indenture Pledge Agreement concluso negli Stati Uniti d’America, attraverso scambio di corrispondenza) del 13 novembre2001 (il "Contratto di Pegno") tra MEMC Electronic Materials, Inc., società di diritto statunitense, con sede legale c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, Stati Uniti d’America, in qualità di costituente il pegno, e CITICORP USA, Inc., in qualità di Collateral Agen t (come definito nel Contratto di Pegno) e agente sia in nome proprio sia in nome e per conto dei Creditori Pignoratizi (come definiti nel Contratto di Pegno) il pegno di terzo grado, già costituito sul presente certificato azionario n. [ ] (il "Certificato") (attualmente custodito da Citicorp USA, Inc.), da MEMC Electronic Materials, Inc. in favore dei Creditori Pignoratizi si intende esteso, con pari grado e diritti, anche a favore di [inserire la denominazione sociale del Nuovo Creditore Pignoratizio], a garanzia dell’integrale adempimento delle obbligazioni nei confronti di [inserire la denominazione sociale del Nuovo Creditore Pignoratizio] denominate Indenture Obligations (come definite nel Contratto di Pegno), ivi incluse quelle derivanti dallo stesso Contratto di Pegno, dall’Indenture, dalle Notes e dagli altri Security Documents tra cui il contratto del [ ], concluso in [ ], tra [inserire la denominazione sociale delle parti, incluso il Nuovo C reditore Pignoratizio].

Si dà atto che il pegno di terzo grado costituito sul Certificato è regolato dal Contratto di Pegno, in

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quanto applicabile e, pertanto, i diritti di voto, i diritti amministrativi connessi e il diritto a percepire i dividendi inerenti alle azioni rappresentate dal Certificato sono regolati dalla sezione 5 del Contratto di Pegno.

Si dà altresì atto che, ai sensi del Contratto di Pegno, Citicorp USA, Inc., quale Collateral Agent, riceve il pegno di cui alla presente annotazione e pertanto, oltre a continuare a custodire ininterrottamente il Certificato nell’interesse e per conto dei Creditori Pignoratizi, ivi inclusi i loro successori, aventi causa e le New Secured Parties (come definite nel Contratto di Pegno), viene ora a custodire il medesimo anche nell’interesse e per conto di [inserire la denominazione sociale del Nuovo Creditore Pignoratizio], ivi inclusi i suoi successori e aventi causa.

Si dà infine atto che il pegno di terzo grado esteso a favore di [inserire la denominazione sociale del Nuovo Creditore Pignoratizio] ha lo stesso grado e diritti della garanzia reale costituita sul Certificato a favore dei Creditori Pignoratizi in base al Contratto di Pegno, ferma restando l’esistenza sul Certificato di pegni di grado anteriore costituiti a seguito del (a) Bank Revolver Pledge Agreement, come modificato dal Bank Revolver Italian Supplement del 3 marzo 2003, (b) Reimbursement Pledge Agreement, come modificato dal Reimbursement Italian Supplement del 3 marzo 2003, (c) Investor Revolving Pledge Agreement, come modificato dall’Investor Revolver Italian Supplement del 3 marzo 2003, conclusi tra MEMC Electronic Materials, Inc., in qualità di costituente il pegno, CITICORP USA, Inc., in qualità di collateral agent sia in nome proprio sia in nome e per conto dei rispettivi creditori pignoratizi ivi indic ati.

[Luogo e Data]
_________________________ Un Amministratore

La costituzione in garanzia di cui sopra è stata annotata sul libro soci in data odierna ai sensi del R.D. 29.3.1942 n. 239.

[Luogo e Data]
_________________________ Un Amministratore

La costituzione in garanzia di cui sopra è stata annotata sul libro soci in data odierna ai sensi del R.D. 29.3.1942 n. 239.

EXHIBIT E

Text of the notation of the Pledge in favor of the New Secured Parties to be inscribed by a Director on the share certificates of MEMC Electronic Materials S.p.A.

It is hereby acknowledged that, upon request of CITICORP USA, Inc., a company existing under the laws of the United States of America, with registered office at 2, Penns Way, Suite 200, New Castle, Delaware, United States of America, acting also in the name and on behalf of [name of the New Secured Party], a company existing under the laws of [], with registered office at [ ], pursuant to Section 2 of the third degree deed of pledge (as amended, on March 3, 2003, by the Italian Supplement to the Indenture

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Pledge Agreement executed in the United States of America by way of exchange of correspondence) dated November 13, 2001, (the "Deed of Pledge"), by and between MEMC Electronic Materials, Inc., a company existing under the laws of the United States of America, with registered office c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, United States of America, as pledgor, and CITICORP USA, Inc., acting in its capacity as Collater al Agent (as defined in the Deed of Pledge) in its own name and in the name and on behalf of the Secured Parties (as defined in the Deed of Pledge), the third degree pledge, already existing on this share certificate No. [ ] (the "Certificate") (currently held in custody by CITICORP USA, Inc.), created by MEMC Electronic Materials, Inc. in favor of the Secured Parties is hereby extended, pari passu with and with equal rights, also in favor of [name of the New Secured Party], as security for the full payment and performance of the Indenture Obligations (as defined in the Deed of Pledge) with respect to [name of the New Secured Party], including those obligations arising from the Deed of Pledge, from the Indenture, the Notes and from the Security Documents, including the agreement executed in [ ], on [ ], by and between [name of the parties thereof, including the New Secured Party].

It is acknowledged that the third degree pledge created on the Certificate is governed by the Deed of Pledge, where applicable and, therefore, the voting rights, the right to receive dividends and the relating administrative rights, are governed by Section 5 of the Deed of Pledge.

It is also acknowledged that according to the Deed of Pledge, CITICORP USA, Inc, as Collateral Agent, hereby receives the pledge referred to in this annotation, and thus, in addition to maintaining the uninterrupted custody of the New Certificate on behalf of and in the interest of the Senior Secured Parties, it now starts to hold the New Certificate in custody also in the interest and on behalf of the Secured Parties, including their successors and assignees, as well as for the New Secured Parties (as defined in the Deed of Pledge).

Lastly, it is acknowledged that the third degree pledge extended in favor of the [name of New Secured Party] grants the same rights of, and is pari passu with, the security interest created on the Certificate in favor of the Secured Parties pursuant to the Deed of Pledge, it being understood that on the Certificate are already existing senior security interests created pursuant to (a) the Bank Revolver Pledge Agreement, as supplemented by the Bank Revolver Italian Supplement dated March 3, 2003, (b) the Reimbursement Pledge Agreement as supplemented by the Reimbursement Italian Supplement dated March 3, 2003 and (c) the Investor Revolving Pledge Agreement, as supplemented by the Investor Revolver Italian Supplement dated March 3 2003 entered into by and between MEMC Electronic Materials, Inc., in its capacity as pledgor, and Citicorp USA, Inc., in its capacity as Collateral Agent acting in its own name and in the name, and on behalf of, the Secured Parties defined therein.

[Place and Date]
_________________________ Director

A notation regarding the above security interest has been made in the shareholders’ book of MEMC Electronic Materials S.p.A. pursuant to Royal Decree No. 239/42.

[Place and Date]
_________________________ Director

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EXHIBIT F

Testo dell’annotazione del pegno a favore di Nuovi Creditori Pignoratizi da apporre sul libro soci di MEMC Electronic Materials S.p.A.

Si prende e si dà atto che, su richiesta di CITICORP USA, Inc., società di diritto statunitense, con sede a 2 Penns Way, Suite 200, New Castle, Delaware, Stati Uniti d’America, ed agente anche in nome e per conto di [inserire la denominazione sociale del Nuovo Creditore Pignoratizio], società di diritto [ ], con sede legale in [ ], ai sensi della Sezione 2 del contratto di pegno di terzo grado (come modificato, in data 3 marzo 2003, dall’accordo denominato Italian Supplement to the Indenture Pledge Agreement concluso negli Stati Uniti d’America, attraverso scambio di corrispondenza) del 13 novembre2001 (il "Contratto di Pegno") tra il socio unico MEMC Electronic Materials, Inc., società di diritto statunitense, con sede legale c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, Stati Uniti d’America, in qualità di costituente il pegno, e CITICORP USA, Inc., in qualità di Collat eral Agent (come definito nel Contratto di Pegno) e agente sia in proprio nome sia in nome e per conto dei Creditori Pignoratizi (come definiti nel Contratto di Pegno), il pegno di terzo grado, già costituito sul presente certificato azionario n. [ ] (il "Certificato") (attualmente custodito da Citicorp USA, Inc.) da MEMC Electronic Materials, Inc. a favore dei Creditori Pignoratizi, si intende esteso, con pari grado e diritti, anche a favore di [inserire la denominazione sociale del Nuovo Creditore Pignoratizio], a garanzia dell’integrale adempimento delle obbligazioni nei confronti di [inserire la denominazione sociale del Nuovo Creditore Pignoratizio] denominate Indenture Obligations (come definite nel Contratto di Pegno), ivi incluse quelle derivanti dallo stesso Contratto di Pegno, dall’Indenture, dalle Notes e dagli altri Security Documents, tra cui il contratto del [ ], concluso in [ ], tra [inserire la denominazione sociale delle p arti incluso il Nuovo Creditore Pignoratizio].

Si dà atto che il pegno di terzo grado costituito sul Certificato è regolato dal Contratto di Pegno, in quanto applicabile, e, pertanto, i diritti di voto, i diritti amministrativi connessi e il diritto a percepire i dividendi inerenti alle azioni rappresentate dal Certificato sono regolati dalla Sezione 5 del Contratto di Pegno.

Si dà altresì atto che, ai sensi del Contratto di Pegno, Citicorp USA, Inc., quale Collateral Agent, riceve il pegno di cui alla presente annotazione e pertanto, oltre a continuare a custodire ininterrottamente il Certificato nell’interesse e per conto dei Creditori Pignoratizi, ivi inclusi i loro successori, aventi causa e le New Secured Parties (come definite nel Contratto di Pegno), viene ora a custodire il medesimo anche nell’interesse e per conto di [inserire la denominazione sociale del Nuovo Creditore Pignoratizio], ivi inclusi i suoi successori e aventi causa.

Si dà atto infine che il pegno di terzo grado esteso a favore di [inserire la denominazione sociale del Nuovo Creditore Pignoratizio] ha lo stesso grado e diritti della garanzia reale costituita sul Certificato a favore dei Creditori Pignoratizi in base al Contratto di Pegno, ferma restando l’esistenza sul Certificato di pegni di grado anteriore costituiti a seguito del (a) Bank Revolver Pledge Agreement, come modificato dal Bank Revolver Italian Supplement del 3 marzo 2003, (b) Reimbursement Pledge Agreement, come modificato dal Reimbursement Italian Supplement del 3 marzo 2003 e (c) Investor Revolving Pledge Agreement, come modificato dall’Investor Revolver Italian Supplement del 3 marzo 2003, e conclusi tra MEMC Electronic Materials, Inc., in qualità di costituente il pegno, CITICORP USA, Inc., in qualità di collateral agent sia in nome proprio sia in nome e per conto dei rispettivi creditori pignoratizi ivi in dicati.

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[Luogo e Data]
_________________________ Un Amministratore

EXHIBIT F

Text of the notation of the pledge in favor of the New Secured Parties to be inscribed in the shareholders’ book of MEMC Electronic Materials S.p.A.

It is hereby acknowledged that, upon the request of CITICORP USA, Inc., a company existing under the laws of the United States of America, with registered office at 2 Penns Way, Suite 200, New Castle, Delaware, United States of America, acting also in the name and on behalf of [name of the New Secured Party], a company existing under the laws of [ ], with registered office at [], pursuant to Section 2 of the third degree deed of pledge (as supplemented, on March 3 2003, by the Italian Supplement to the Indenture Pledge Agreement executed in the United States of America by way of exchange of correspondence) dated November 13, 2001 (the "Deed of Pledge") by and between the sole shareholder MEMC Electronic Materials, Inc., a company duly incorporated and existing under the laws of the United States of America, with registered office c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, United States of America, as pledgor, and Citico rp USA, Inc., in its capacity as Collateral Agent (as defined therein), acting in its own name, and in the name and on behalf of the Secured Parties (as defined in the Deed of Pledge), the third degree pledge, already existing on this share certificate No. [ ] (the "Certificate") (currently held by Citicorp USA, Inc.), (the "Certificate") created by MEMC Electronic Materials, Inc., in favor of the Secured Parties is hereby extended, pari passu and with equal rights, also in favor of [name of the New Secured Party], as security for the full payment and punctual performance of the Indenture Obligations (as defined in the Deed of Pledge) with respect to [name of the New Secured Party], including those obligations arising from the Deed of Pledge, from the Indenture, the Notes and from the Security Documents, including the agreement executed in [], on [ ], by and between [name of the parties thereof, including the New Secured Party].

It is acknowledged that the third degree pledge created on the Certificate is governed by the Deed of Pledge, where applicable and, therefore, the voting rights, the right to receive dividends and the relating administrative rights, are governed by Section 5 of the Deed of Pledge.

It is also acknowledged that, pursuant to the Deed of Pledge, Citicorp USA, Inc., in its capacity as Collateral Agent, hereby receives the pledge to which this annotation pertains and, thus, in addition to maintaining the uninterrupted custody of the Certificate in the interest and on behalf of the Secured Parties, including their successors or assignees, and the New Secured Parties (as defined in the Deed of Pledge) it now starts to hold the Certificate in custody also on behalf of [name of New Secured Party] including its successors or assignees.

Lastly, it is also acknowledged that the third degree pledge extended in favor of the [name of New Secured Party] grants the same rights of, and is pari passu with, the security interest created on the Certificate in favor of the Secured Parties pursuant to the Deed of Pledge, it being understood that on the Certificate have already been created senior security interests pursuant to (a) the Bank Revolver Pledge Agreement, as supplemented by the Bank Revolver Italian Supplement dated March 3, 2003, (b) the

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Reimbursement Pledge Agreement as supplemented by the Reimbursement Italian Supplement dated March 3, 2003 and (c) the Investor Revolving Pledge Agreement as supplemented by the Investor Revolver Italian Supplement dated March 3, 2003 entered into by and between MEMC Electronic Materials, Inc., in its capacity as pledgor, and CITICORP USA, Inc., in its capacity as Collateral Agent in its own name and in the name, and on behalf of, the Secured Parties defined therein.

[Place and Date]
_________________________ Director

EXHIBIT G

[Letterhead of Citicorp USA, Inc.]

New Secured Party Notice

To:  Chairman of the Board of Directors
MEMC Electronic Materials S.p.A.
Viale Gherzi n. 31
Novara
Italy

c.c.: MEMC Electronic Materials, Inc.
c/o The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
DE 19801

To the attention of General Counsel

From: Citicorp USA, Inc.

Dated:  []

Re: Italian Supplement to the Indenture Pledge Agreement dated November 13, 2001

Dear Sirs,

1.	We refer to the deed of pledge (Contratto di pegno) executed and delivered in the United States of America on November 13, 2001, by and between MEMC Electronic Materials, Inc., Pledgor, and Citicorp USA, Inc., Collateral Agent, also in the name and on behalf of the Secured Parties, as supplemented by an Italian Supplement dated March 3, 2003 (the "Indenture Italian Supplement"). This is a New Secured Party Notice. The terms in capital letters shall bear the meanings indicated beside each one of them or, absent any indication, shall have the same meaning assigned to them under the "Indenture Italian Supplement".

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2.	We confirm that, pursuant to [insert details of the Transaction Document pursuant to which the New Secured Party has become a [Holder] Party], [insert corporate name of the New Secured Party], a company incorporated under the laws of [], with registered office in [], has become a [Holder] under the [Indenture]

3.	Pursuant to Section 2 of the "Indenture Italian Supplement", we request to annotate the extension of the Pledge in favor of [insert corporate name of the New Secured Party] on the Certificate [add, if applicable: and on the certificates representing the New Shares], substantially in the form indicated in Exhibit E to the "Indenture Italian Supplement". We also request to annotate such extension of the Pledge in the shareholders’ book of MEMC Electronic Materials S.p.A. substantially in the form indicated in Exhibit F to the "Indenture Italian Supplement".

[Date]

Signed:
Citicorp USA, INC.
[Name]
[Title]

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